Exhibit 4.1

                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN


                         MERCURY INTERACTIVE CORPORATION

                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

                            (Effective May 24, 2000)


     1.     Purposes of the Plan.  The purposes of this Stock Option Plan are to
            --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

     2.     Definitions.  As used herein, the following definitions shall apply:
            -----------

          (a)     "Administrator"  means  the  Committee,  if  one  has  been
                   -------------
appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)     "Board" means the Board of Directors of the Company.  A member
                   -----
of  the  Board  shall  be  referred  to  hereinafter  as  a  "Director."

          (c)     "Code"  means  the  Internal Revenue Code of 1986, as amended.
                   ----

          (d)     "Committee"  means  the  Committee  appointed  by the Board of
                   ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e)     "Common  Stock"  means  the  Common  Stock  of  the  Company.
                   -------------

          (f)     "Company"  means  Mercury Interactive Corporation,  a Delaware
                   -------
corporation.

          (g)     "Continuous  Status  as an Employee" means that the employment
                   ----------------------------------
or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (h)     "Employee" means any person, including officers and directors,
                   --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i)     "Exchange  Act"  means the Securities Exchange Act of 1934, as
                   -------------
amended.

          (j)     "Incentive  Stock Option" means any Option intended to qualify
                   -----------------------
as  an  incentive  stock  option  within the meaning of Section 422 of the Code.

          (k)     "Nonstatutory  Stock  Option"  means an Option not intended to
                   ---------------------------
qualify  as  an  Incentive  Stock  Option.

          (l)     "Option"  means  a  stock option granted pursuant to the Plan.
                   ------

          (m)     "Optioned  Stock" means the Common Stock subject to an Option.
                   ---------------

          (n)     "Optionee"  means  an  Employee  who  receives  an  Option.
                   --------

          (o)     "Parent"  means  a  "parent  corporation",  whether  now  or
                   ------
hereafter  existing,  as  defined  in  Section  424(e)  of  the  Code.

          (p)     "Plan"  means  this  1999  Stock  Option  Plan.
                   ----

          (q)     "Share"  means  a  share  of  the Common Stock, as adjusted in
                   -----
accordance  with  Section  11  of  the  Plan.

          (r)     "Subsidiary"  means a "subsidiary corporation", whether now or
                   ----------
hereafter  existing,  as  defined  in  Section  424(f)  of  the  Code.

     3.     Stock  Subject to the Plan.  Subject to the provisions to Section 11
            --------------------------
of the Plan, the total number of Shares reserved and available for issuance is the number equal to the sum of (i) 2,300,000 and (ii) on the first day of any fiscal year, the number equal to 4% of the sum of the number of Shares outstanding as of the last business day preceding the first day of such new fiscal year plus the number of shares subject to outstanding and unexercised options (the "Percentage Increase"). The Percentage Increase shall be determined annually on the first day of each new fiscal year of the Company beginning with fiscal year 2000 and ending with (and including) fiscal year 2003. Notwithstanding the preceding sentence, the maximum annual Percentage Increase which may be allocated to Incentive Stock Options in any single fiscal year shall be 1,900,000 Shares, for a maximum aggregate number of 9,900,000 Shares allocable to Incentive Stock Options under the Plan.

     Subject to Section 11 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

     4.     Administration  of  the  Plan.
            -----------------------------

          (a)     Procedure.
                  ---------

               (i)     Multiple  Administrative  Bodies.  The  Plan  may  be
                       --------------------------------
administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii)     Administration  With  Respect  to Directors and Officers
                        --------------------------------------------------------
Subject  to  Section 16(b).  With respect to Option grants made to Employees who
--------------------------
are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan transaction intended to qualify as an exempt transaction under Rule 16b-3 and/or in accordance with
Section 162(m) of the Code, or (B) a Committee (or Committees) designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules governing a plan transaction intended to qualify as an exempt transaction under Rule 16b-3 and/or in accordance with Section 162(m) of the Code. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, as the Board deems appropriate (and for the purposes of satisfying Rule 16b-3 and/or Section 162(m)), it may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan .

               (iii)     Administration  With  Respect  to  Other Persons.  With
                         ------------------------------------------------
respect to Option grants made to Employees who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of state corporate law, the relevant stock exchange and the Code (the "Applicable Rules"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Rules.

          (b)     Powers of the Administrator.  Subject to the provisions of the
                  ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 8(b) of the Plan;

               (ii) to select the Employees to whom Options may be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (v)      to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (ix) to modify or amend each Option (subject to Section 14(b) of the Plan);

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xi) to determine and recommend the terms of any Option exchange program or repricing program for Options granted under the Plan, and subject to prior stockholder approval, to institute and implement any such program;

               (xii) to determine the terms and restrictions applicable to Options; and

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)     Effect  of  Administrator's  Decision.  The  Administrator's
                  -------------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5.     Eligibility.
            -----------

          (a) Nonstatutory Stock Options and Incentive Stock Options may be granted to only to Employees.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate his employment or consulting relation-ship at any time, with or without cause.

          (e)     The  following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

               (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 2,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section  11.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option."

     6.     Term  of  Plan.  The  term  of  the  Plan  shall  be ten (10) years,
            --------------
commencing on August 31, 1999 and terminating on August 31, 2009 unless sooner terminated under Section 13 of the Plan.

     7.     Term  of  Option.  The term of each Option shall be no more than ten
            ----------------
(10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five (5) years from the date of grant.

     8.     Exercise  Price  and  Consideration.
            -----------------------------------

          (a) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

                    (i)     In  the  case  of  an  Incentive  Stock  Option

                         (A)     granted  to an Employee who, at the time of the
grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         (B)     granted to any Employee, the per Share exercise
price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                              (ii)     In  the  case  of  a  Nonstatutory  Stock
Option  the  per  Share  exercise  price  shall be no less than 100% of the Fair
Market  Value  per  Share  on  the  date  of  grant.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall there-after be considered to be the date of such amendment.

          (b) The Fair Market Value shall be determined by the Board in good faith; provided, however, that where there is a public market for the Common
Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)      cash;

               (ii)     check;

               (iii)    promissory  note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any tax withholding resulting from such exercise;

               (vi)     any  combination of the foregoing methods of payment; or

               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

          (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

     9.     Exercise  of  Option.
            --------------------

          (a)     Procedure  for  Exercise;  Rights as a Stockholder. Any Option
                  --------------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An  Option  may  not  be  exercised  for  a  fraction  of  a  Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as promptly as practicable upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be avail-able, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)     Termination  of  Status  as  an  Employee.  In  the  event  of
                  -----------------------------------------
termination of an Optionee's Continuous Status as an Employee with the Company, such Optionee may, but only within thirty (30) days after the date of such termination (or such other period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c)     Disability  of  Optionee.  Notwithstanding  the  provisions of
                  ------------------------
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option to the extent he was entitled to exercise it at the date of such termination within six (6) months from the date of such termination (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.

          (d)     Death  of Optionee.  Notwithstanding the provisions of Section
                  ------------------
9(b)  above,  in  the  event  of  the  death  of  an  Optionee:

               (i) during the term of the Option, who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death ((or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option; or

               (ii) during the post-termination exercise period specified in the grant with respect to terminations under Section 9(b) above, at any time within six (6) months following the date of death (or such other period as is determined by the Administrator, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.     Non-Transferability  of  Options. Except as otherwise designated by
             --------------------------------
the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.     Adjustments  Upon  Changes  in Capitalization, Dissolution, Merger,
             -------------------------------------------------------------------
             Asset Sale or Change of Control.
             -------------------------------

          (a)     Changes  in Capitalization.  Subject to any required action by
                  --------------------------
the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)     Dissolution  or  Liquidation.  In  the  event  of the proposed
                  ----------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c)     Merger or Asset Sale.  In the event of a merger of the Company
                  --------------------
with or into another corporation or the sale of substantially all of the assets of the Company:

               (i) Each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of the Common Stock for the successor corporation or a parent or subsidiary of such successor corporation for each Share held on the effective date of the transaction and such consideration shall, in the case of securities of the successor corporation, be subject to a repurchase option with terms consistent to the Company's repurchase option and in the case of any other property shall be subject to vesting according to the schedule for the lapse of the repurchase option.

               (ii) In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option. In the event that the successor corporation fails to assume the restricted stock purchase agreement pursuant to which the Optionee purchased unvested Shares, the Company's repurchase option shall lapse and the shares shall be fully vested. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12.     Stock  Withholding to Satisfy Withholding Tax  Obligations.  At the
             ----------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by elect-ing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

     (a)  the  election  must  be  made  on or prior to the applicable Tax Date;

     (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

     (c)  all  elections  shall  be subject to the consent of the Administrator;

     (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.     Time  of  Granting  Options.  The date of grant of an Option shall,
             ---------------------------
for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14.     Amendment  and  Termination  of  the  Plan.
             ------------------------------------------

(a)     Amendment  and  Termination.  The  Board may amend or terminate the Plan
        ---------------------------
from time to time in such respects as the Board may deem advisable; provided that the following changes shall require approval of the stockholders of the Company in the manner described in Section 18 of the Plan (i) revisions or amendments to increase the number of Shares in the Share Pool (other than in connection with an adjustment under Section 11 of the Plan); (ii) changes in the designation of the class of persons eligible to be granted Options and/or (iii) the reduction of the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

          (b)     Effect  of  Amendment  or  Termination.  Any such amendment or
                  --------------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.     Conditions  Upon  Issuance  of  Shares.  Shares shall not be issued
             --------------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.     Reservation  of Shares.  The Company, during the term of this Plan,
             ----------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.     Option  Agreement.  Options  shall  be  evidenced by written option
             -----------------
agreements  in  such  form  as  the  Board  shall  approve.

     18.     Stockholder Approval. Any required stockholder approval obtained at
             --------------------
a duly held stockholders' meeting, may be obtained by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present or represented and entitled to vote thereon.

                                                        MERCURY INTERACTIVE CORP
                                                        1325  BORREGAS  AVENUE
                                                        SUNNYVALE, CA 94089
                                                        (408) 822-5324

              NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

     [NAME OF OPTIONEE]                       OPTION NUMBER:  0000_____
     [ADDRESS]                                PLAN:           1999
                                              ID:             _________

Effective [date], you have been granted a(n) Incentive Stock Option to buy [number of shares] shares of Mercury Interactive Corporation (the Company) stock at $ [price] per share.

The  total  option  price  of  the  shares granted  is  $[total price].

Shares  in each period will become fully vested on the date shown.

Shares               Vest Type     Full Vest               Expiration

[number of shares]   Annually      __/__/__          [10 years from Grant Date]
[number of shares]   Monthly       __/__/__          [10 years from Grant Date]
[number of shares]   Monthly       __/__/__          [10 years from Grant Date]
[number of shares]   Monthly       __/__/__          [10 years from Grant Date]


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended, the Option Agreement and the Notice of Beneficiary, all of which are attached and made a part of this document.



Mercury Interactive Corporation                  Date


______________________________                   Date
Signature  of  Optionee

                          EXHIBIT A TO NOTICE OF GRANT
                          ----------------------------

                             STOCK OPTION AGREEMENT

                     FOR THE MERCURY INTERACTIVE CORPORATION
                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN

     1.  Grant  of  Option.  Mercury  Interactive  Corporation,  a  Delaware
         -----------------
corporation ("the Company"), has granted to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), and in all respects subject to the terms, definitions and provisions of the Amended and Restated 1999 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2.  Exercise  of  Option.  This Option shall be exercisable during its term
         ---------------------
in  accordance  with  the  provisions  of  Section  9  of  the  Plan as follows:

          (a)  Right  to  Exercise.
               --------------------

               (i) Subject to subsections 2 (a) (ii), (iii) and (iv) below, this Option shall be exercisable cumulatively, as set forth in the Notice of Grant; provided, however, that the vesting schedule shall temporarily cease during any period of time that the Optionee's employment is subject to an approved leave of absence in excess of thirty (30) days and recommences thereafter. This Option may be exercised in whole or in part at any time as to Shares which have not yet vested under the vesting schedule; provided, however, that the Optionee shall execute as a condition to such exercise of this Option, the Restricted Stock Purchase Agreement attached hereto as Exhibit A.

               (ii)  This Option may not be exercised for a fraction of a share.

               (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitations contained in subsection 2(a)(iv).

               (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 9 below.

          (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon the receipt by the Company of such written notice accompanied by the Exercise Price.

     No share will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.  Method  of  Payment.
         -------------------

          (a) FORMS OF CONSIDERATION AUTHORIZED. Payment of the Exercise Price shall consist of: (i) cash; (ii) check; (iii) by means of a Cashless Exercise, as defined in this Section 3(b); or (iv) by any combination of the foregoing.

          (b) A "CASHLESS EXERCISE" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

     4.  Restrictions  on Exercise.  This Option may not be exercised until such
         -------------------------
time as the Plan has been approved by the stockholders of the company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5.  Termination  of  Status as an Employee.  In the event of termination of
         ---------------------------------------
Optionee's Continuous Status as an Employee, the Optionee may, but only within thirty days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent exercisable at the date of such termination. To the extent this Option was not exercisable at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     6.  Disability  of  Optionee.  Notwithstanding  the provisions of Section 5
         -------------------------
above, in the event of termination of Optionee's Continuous Status as an Employee as a result of Optionee's total and permanent disability (as defined in Section 22 (e) (3) of the Code), the Optionee may, but only within six months days from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent exercisable at the date of such termination. To the extent that the Option was not exercisable at the date of termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

     7.  Death  of  Optionee.  In  the  event  of  the  death  of  Optionee:
         -------------------

               (a) during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised in full even as to shares which otherwise would not have been vested, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise; or

          (b) within thirty days after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise what had accrued at the date of termination.

     8.  Non-Transferability of Option; Successors and Assigns.  This Option may
         ------------------------------------------------------
not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9.  Term  of  Option.  This  Option may not be exercised more than ten (10)
         -----------------
years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     10.  Taxation  Upon  Exercise  of  Option.  Optionee understands that, upon
          ------------------------------------
exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price, and that if the Optionee is an employee, the Company will be required to withhold federal and state taxes from Optionee's compensation, or collect withholding taxes from Optionee at the time of exercise. Optionee understands that if the Option qualifies as an ISO, upon the exercise of the Option, the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise. Optionee acknowledges that he or she has been given the opportunity to consult and is relying solely on tax and legal counsel of his or her own choosing with regard to the exercise of his or her Option.

     11.  Notice  of  Disqualifying  Disposition  of  ISO Shares.  If the Option
          -------------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to ISO on or before the later of
(1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee hereby agrees to notify the Company in writing
                         -------------------------------------------------------
within  30  days  after  the date of any such disposition.  Optionee agrees that
---------------------------------------------------------
Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee. Optionee understands that if he disposes of such shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

     12.  Section  83  (b)  Election  For  Alternative Minimum Tax for Incentive
          ----------------------------------------------------------------------
Stock  Options.  Optionee  hereby  acknowledges  that Optionee has been informed
--------------
that if he or she exercises an incentive stock option as to "unvested shares," unless an 83 (b) election is filed by the Optionee with the Internal Revenue Service within 30 days of the purchase of the Shares, the Optionee will be
         ----------------
required to include (for alternative minimum tax purposes only) an amount equal to the excess, if any of the fair market value of the Shares at the time the shares vest over the Exercise Price for such shares. For this purpose, "unvested" shares include shares purchased by certain persons who are subject to
Section 16 of the Securities Exchange Act of 1934 and shares as to which the Company retains a right to repurchase unvested shares at the Optionee's cost upon the Optionee's termination of employment with the Company. Optionee is encouraged and advised to consult tax advisors in connection with the purchase of the Shares as to the advisability of filing an election for alternative minimum tax purposes under Section 83 (b). OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE VESTING LAPSE OF SUCH SHARES.

     13.     Designation  of  Beneficiary.  The Employee shall have the right to
             ----------------------------
appoint any individual or legal entity in writing, on Exhibit B to the Notice of Grant, as his or her beneficiary to receive any Option (to the extent not previously exercised or forfeited) under this Agreement upon the Employee's death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Stock Administration Department of the Company of a revised
Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received by the Stock Administration Department of the Company, prior to the date of the Employee's death. In the absence of such designation, the Employee's beneficiary shall be the person designated under the Employee's will or as defined by the applicable state laws of the decedent's distribution.

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES SUBJECT TO THIS OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

                          EXHIBIT B TO NOTICE OF GRANT
                          ----------------------------

                     NOTICE OF STOCK OPTION BENEFICIARY(IES)
                     FOR THE MERCURY INTERACTIVE CORPORATION
                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN

     If I shall cease to be an Employee of Mercury Interactive Corporation (the "Company"), or of a Parent or a Subsidiary of the Company by reason of my death, or if I shall die after I have terminated my employment with the Company, a Parent or a Subsidiary, but, prior to the expiration of the Option (as provided in the Notice of Grant and Stock Option Agreement), then all rights to the Option granted under the Notice of Grant and Stock Option Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred in the manner provided for in the Plan and the Agreement to the following beneficiary(ies) as well as the obligation to make the payments of the exercise price of such stock options due to Mercury Interactive Corporation upon the exercise of any such options:

NAME  OF  BENEFICIARY  (Please  print):

     ______________________________________________________
     (First)               (Middle)               (Last)

____________________________     __________________________________________
(Relationship)
                                 __________________________________________

_________________                __________________________________________
% for Beneficiary                              (Address)

NAME  OF  BENEFICIARY  (Please  print):

     ______________________________________________________
     (First)               (Middle)               (Last)

____________________________     __________________________________________
(Relationship)
                                 __________________________________________

_________________                __________________________________________
% for Beneficiary                              (Address)

Unless otherwise specified in writing above, the rights to my Options shall be divided equally among all of the above named beneficiaries.

Employee's  Social  Security  Number:  _____________________________________

Employee's  Address:          ______________________________________________

                              ______________________________________________

I UNDERSTAND THAT THIS DESIGNATION OF BENEFICIARY(IES) SHALL REMAIN IN EFFECT UNLESS TERMINATED IN WRITING BY ME.

Dated:  __________________          ____________________________________
                                           Signature of Employee